UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2023

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO OP L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (Aimco OP L.P.)	0-56223	85-2460835
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 224-7900

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 8.01 Other Events.

On June 13, 2023, Apartment Investment and Management Company (“Aimco”) delivered to Apartment Income REIT, L.P. (formerly known as AIMCO Properties, L.P.) (“AIR OP”) a notice of non-renewal and termination of that certain Master Leasing Agreement, dated as of December 15, 2020, by and between AIR OP and Aimco Development Company, LLC (which was previously filed as Exhibit 10.4 to Aimco’s Current Report on Form 8-K, filed December 15, 2020), as amended by certain amendments thereto, which were previously filed as Exhibit 1.1 to Aimco’s Current Report on Form 8-K, dated as of May 25, 2022, and Exhibit 1.3 to Aimco’s Current Report on Form 8-K, dated June 14, 2022 (as amended, the “Master Leasing Agreement”). As a result thereof, the Master Leasing Agreement expired on June 14, 2023.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

Date: June 15, 2023	By:	/s/ H. Lynn C. Stanfield
Name: H. Lynn C. Stanfield
Title: Executive Vice President and Chief Financial Officer

AIMCO OP L.P. By: Aimco OP GP, LLC, its general partner By: Apartment Investment and Management Company, its managing member
	By:	/s/ H. Lynn C. Stanfield
Name: H. Lynn C. Stanfield
Title: Executive Vice President and Chief Financial Officer